Exhibit 5.2

August 20, 2012

The Detroit Edison Company

One Energy Plaza

Detroit, Michigan 48226

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-3 (the “Registration Statement”) filed by The Detroit Edison Company, a Michigan corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), debt securities (the “Debt Securities”) of the Company.

The Debt Securities will be issued under (i) a Collateral Trust Indenture, dated as of June 30, 1993, as amended, supplemented or modified from time to time, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Indenture”), or (ii) a Mortgage and Deed of Trust dated October 1, 1924, as amended, supplemented or modified from time to time between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Mortgage”).

I, as General Counsel of the Company, in conjunction with the members of the Legal Department of the Company, have examined such certificates, instruments and documents (collectively, the “Documents”) and reviewed such questions of law as I have considered necessary or appropriate for the purposes of this opinion. In rendering this opinion, I have assumed without independent verification that (i) all signatures are genuine, (ii) all Documents submitted to me as originals are authentic, (iii) all Documents submitted to me as copies conform to the originals of such Documents, and (iv) all Documents were duly authorized, executed and delivered by all parties and are valid, binding and enforceable (other than the authorization, execution and delivery of Documents by the Company and the validity, binding effect and enforceability thereof upon the Company). My review has been limited to examining the Documents and applicable law.

Based on the foregoing examination and review, it is my opinion that:

1.	The Company is duly incorporated, validly existing and in good standing as a corporation under the laws of the State of Michigan.

The Detroit Edison Company

August 20, 2012

2.	The issuance of Debt Securities has been duly authorized by all requisite action (corporate or otherwise) of the Company, and when (i) the Registration Statement has become effective under the Securities Act, (ii) the issuance and sale of the Debt Securities has been authorized by order of the Federal Energy Regulatory Commission or the Michigan Public Service Commission, (iii) the applicable supplemental indenture, supplementing the Indenture and/or Mortgage, pursuant to which the Debt Securities are to be issued shall have been duly executed and delivered and (iv) the Debt Securities are authenticated by the applicable trustee in accordance with the Indenture and/or the Mortgage and delivered against payment therefor, the Debt Securities will be validly issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization or other laws of general applicability relating to or affecting creditors’ rights and general equity principles, regardless of whether enforceability is considered in a proceeding at law or equity).

I am licensed to practice law in the State of Michigan.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to me under the caption in “Legal Matters” in the Prospectus of the Company which is a part of the Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission. I do not undertake to advise you of any changes in the opinions expressed herein from matters that might hereafter arise or be brought to my attention.

Very truly yours,

/s/ Randall Rutkofske
Randall Rutkofske General Counsel The Detroit Edison Company